UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2009

ENERTECK CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number 0-31981

Delaware	47-0929885
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

10701 Corporate Drive, Suite 150
Stafford, Texas	77477
(Address of principal executive offices)	(Zip Code)

Registrant’s  telephone number, including area code:    (281) 240-1787

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of CertainOfficers; Compensatory Arrangements of Certain Officers.

On March 27, 2009, the Board of Directors of EnerTeck Corporation (the “Company”) elected Gary B. Aman as President of the Company.

Mr. Aman, age 61, has been a director of the Company since March 2005.  He has been employed with Nalco Company since 1994, most recently serving as General Manager of ADOMITE Subsurface Chemicals, a Nalco division, since 1999. ADOMITE is recognized as a technology leader in energy exploration additives including drilling fluids, cementing, fracturing and well stimulation additives.  Mr. Aman retired from Nalco effective October 31, 2008.  Mr. Aman received a Bachelor of Science degree in Mathematics from the University of South Dakota in 1970.

Mr. Aman replaces Stan Crow as President of the Company who was removed from such position on the same date as Mr. Aman’s election.

On March 27, 2009, the Company entered into an employment agreement with Mr. Aman, effective as of January 1, 2009, pursuant to which Mr. Aman agreed to be employed by the Company as President for a period of two years expiring December 31, 2010.  During the period of employment, Mr. Aman shall receive an annual base salary equal to $200,000, subject to review each year for possible increases, provided, however, that Mr. Aman has agreed to accrual of said salary until the earlier of (i) such time that the Company’s financial condition improves so that payment of said salary does not cause undue financial burden to the Company which shall be determined by the Board of Directors at its sole discretion, or (ii) January 1, 2010.  Mr. Aman shall also be entitled to participate in any long term and annual incentive plans and arrangements presently existing or as may be adopted from time to time and other employee benefits plans and programs on the same basis generally as other employees of the Company.

Pursuant to the employment agreement, the Company also agreed to grant Mr. Aman an option to purchase 200,000 shares of Common Stock of the Company at an exercise price of $1.00 per share which option shall be 25% vested as of the date of grant (March 27, 2009), shall become 100% vested on January 1, 2010 and shall expire March 27, 2014.

There are no family relationships between Mr. Aman and any of the other executive officers or directors of the Company.

Other than as disclosed in this Current Report on Form 8-K, there are no arrangements or understandings between Mr. Aman and any other person pursuant to which Mr. Aman was selected as an officer, and there have not been any past transactions, nor are there any currently proposed transactions, between the Company or any of its subsidiaries, on the one hand, and Mr. Aman, on the other hand, that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

Exhibits:

99.1           Employment Agreement with Gary B. Aman dated March 27, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NERTECK CORPORATION (Registrant)

Dated: April 2, 2009	By:	/s/ Dwaine Reese
	Name:	Dwaine Reese
	Title:	Chief Executive Officer

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